Exhibit 10.39
FIRST AMENDMENT

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

BETH KINERK (“Executive”), and OMNICARE, INC., a Delaware corporation (the “Company”), hereby agree as follows:

1. Recitals.

(a) The Company and Executive have entered into an amended and restated employment agreement, dated April 29, 2010 (the “Employment Agreement”); and

(b) The Company and the Executive wish to amend the Employment Agreement as set forth below.

2. Amendment.

(a)           Section 4(b) is hereby deleted and replaced in its entirety with the following:

(b)           Incentive Compensation.  Beginning with the 2011 fiscal year, Executive shall be eligible to participate in the Company’s Annual Incentive Plan for Senior Executive Officers (or successor plan; “AIP”) and such other bonus and annual incentive compensation plans as may be maintained by the Company for its executives.  Executive shall have the opportunity to earn an annual target bonus of at least 50% of Executive’s Base Salary.  Executive’s annual bonus (which may be greater or less than the target bonus percentage established above) to the extent earned and payable, shall be paid at such time or times as is provided under and otherwise in accordance with the terms of the AIP.

(b)	All references to commissions in the Employment Agreement are deleted.

3. General.

Except as specifically amended herein, the Employment Agreement will remain in full force and effect in accordance with its original terms, conditions and provisions.

IN WITNESS WHEREOF, the parties have duly executive this amendatory agreement as of February 17, 2011.

EXECUTIVE	OMNICARE, INC.
/s/ Beth Kinerk	/s/ Erin E. Ascher
Beth Kinerk	Erin E. Ascher
SVP, Human Resources